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As filed with the Securities and Exchange Commission on July 28, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AVALONBAY COMMUNITIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	77-0404318 (I.R.S. Employer Identification No.)

2900 Eisenhower Avenue, Suite 300
Alexandria, Virginia 22314
(703) 329-6300
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

BRYCE BLAIR
Chairman, Chief Executive Officer and President
AvalonBay Communities, Inc.
2900 Eisenhower Avenue, Suite 300
Alexandria, Virginia 22314
(703) 329-6300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
GILBERT G. MENNA, P.C.
Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109—2881
(617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Shares Being Registered	Amount to be Registered	Proposed Maximum Offering Price Per share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common Stock, par value $0.01 per share	469,114	$43.37	$20,345,474	$1,646

(1)
Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices on the New York Stock Exchange on July 21, 2003.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JULY 28, 2003

PROSPECTUS

469,114 Shares

AVALONBAY COMMUNITIES, INC.

Common Stock

        The thirty-two selling stockholders named in this prospectus are holders of units of limited partnership interest in Avalon DownREIT V, L.P., Avalon Ballston II, L.P., Avalon Grosvenor, L.P. and/or Avalon Upper Falls, L.P. The selling stockholders may use this prospectus, from time to time, to offer and sell up to an aggregate of 469,114 shares of our common stock that they may receive if they exercise their rights to tender all or a portion of their units of limited partnership interest to their partnership for a cash redemption and we exercise our right to acquire any units so presented in exchange for an equal number of shares of our common stock.

        We will not receive any cash proceeds from shares of common stock that we issue to limited partners in exchange for their units of limited partnership interest, nor will we receive any proceeds from sales of shares of common stock by the selling stockholders. We have agreed to bear the expenses of registering the sale of all of the shares of common stock, with the exception of commissions, discounts and fees of underwriters, broker-dealers or agents, taxes of any kind and any legal, accounting and other expenses incurred by the selling stockholders.

        Our common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "AVB."

        Investing in our common stock involves various risks. In considering whether to invest, you should carefully consider the matters discussed under "Risk Factors" beginning on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July     , 2003

i

About this Prospectus

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, utilizing a shelf registration process. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. You should read the exhibits carefully for the provisions that may be important to you. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that such agreement or document be filed as an exhibit to the registration statement, or if we otherwise filed such agreement or document, please see such agreement or document for a complete description of these matters.

        This prospectus provides you with a general description of the offered shares. Each time a selling stockholder sells any of the offered shares, the selling stockholder, to the extent required, will provide you with this prospectus and a prospectus supplement, if applicable, that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change any information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

Where You Can Find More Information

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC's Web site at http://www.sec.gov. In addition, you may read our SEC filings at the offices of the New York Stock Exchange (NYSE), 20 Broad Street, New York, New York 10005 and the Pacific Exchange (PCX), 301 Pine Street, San Francisco, California 94104. Our SEC filings are available at the NYSE and the PCX because our common stock is listed and traded on the NYSE and the PCX.

        The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling stockholders sell all of the securities.

AvalonBay Communities, Inc. SEC Filings (File No. 001-12672)	Period or Date Filed
Annual Report on Form 10-K/A	Year ended December 31, 2002
Quarterly Report on Form 10-Q	Quarter ended March 31, 2003

In addition, we are incorporating by reference the description of our common stock from our Registration Statement on Form 8-B filed June 8, 1995.

        You may request a copy of any of the information incorporated by reference, as well as any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following: AvalonBay Communities, Inc., 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, Attention: Investor Relations. Our telephone number is (703) 329-6300.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. An offer of these securities is not being made in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Prospectus Summary

        This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. Because this is a summary, it may not contain all information that is important to you. You should read this entire prospectus carefully before deciding whether to invest in shares of our common stock.

        Unless the context otherwise requires, all references to "we," "us," "our," "our company," "AvalonBay," or similar expressions in this prospectus refer collectively to AvalonBay Communities, Inc., a Maryland corporation, and its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

  AvalonBay Communities, Inc.

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  AvalonBay Communities, Inc. focuses on the ownership and operation of upscale apartment communities (which generally command among the highest rents in their submarkets) in high barrier-to-entry markets of the United States. Our markets are located in the Northeast, Mid-Atlantic, Midwest, Pacific Northwest, and Northern and Southern California regions of the United States.

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  Our principal operating objectives are to develop, own and operate, in our selected markets, high-quality, upscale communities that contain features and amenities desired by prospective residents, and to provide our residents with efficient and effective service. At June 30, 2003, we owned or held a direct or indirect ownership interest in 132 operating apartment communities containing 38,941 apartment homes in ten states and the District of Columbia, of which two communities containing 1,089 apartment homes were under reconstruction. In addition, we owned or held a direct or indirect ownership interest in ten communities under construction that are expected to contain an aggregate of 3,206 apartment homes when completed. We also owned a direct or indirect ownership interest in rights to develop an additional 41 communities that, if developed in the manner expected, will contain an estimated 10,620 apartment homes.

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  AvalonBay is a Maryland corporation that is the surviving entity from the merger of Avalon Properties, Inc. with and into Bay Apartment Communities, Inc. on June 4, 1998. In October 1998, we changed our name to AvalonBay Communities, Inc. Our common stock is listed on the NYSE and the PCX under the symbol "AVB." Our principal executive offices are located at 2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314, and our telephone number is (703) 329-6300.

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  AvalonBay elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 1994. As long as we qualify for taxation as a REIT, we generally will not be subject to federal income tax on that portion of our ordinary income and capital gains that is currently distributed to our stockholders. Even if we qualify for taxation as a REIT, we may be subject to state and local taxes on our income and property, to federal income and excise taxes on our undistributed income, and to federal and state income taxes on the income earned by subsidiaries that are taxed as regular corporations.

  The Offering

        This prospectus relates to up to 469,114 shares of common stock that the selling stockholders named herein may, from time to time, offer for sale if, and to the extent that, they exercise their rights to tender all or a portion of their units of limited partnership interest to their partnership for a cash redemption and we exercise our right to acquire any units so presented in exchange for an equal number of shares of our common stock.

        The units of limited partnership interest in Avalon DownREIT V, L.P., Avalon Ballston II, L.P., Avalon Grosvenor, L.P. and/or Avalon Upper Falls, L.P. held by the selling stockholders were issued in connection with the acquisitions by those partnerships of certain communities identified in this prospectus in which the selling stockholders had a direct or indirect interest. We, or a wholly-owned subsidiary, are the general partner of each of these partnerships. As part of these acquisitions, we entered into registration rights agreements with the selling stockholders covering the sales by the selling stockholders of shares of our common stock that they may receive upon (i) presenting all or a portion of their units of limited partnership interest for a cash redemption by the partnership that issued such units and (ii) AvalonBay electing to acquire any units so presented for redemption in exchange for an equal number of shares of our common stock. We are registering the shares of common stock covered by this prospectus to fulfill our contractual obligations under these registration rights agreements. Registration of the sale of these shares of common stock, however, does not necessarily mean that all or any portion of the shares of common stock will be offered for sale by the selling stockholders.

Risk Factors

        Before you invest in our common stock, you should be aware that there are risks in making the investment, including those described below. You should consider carefully these risk factors together with all of the information included or incorporated by reference in this prospectus before you decide to purchase our common stock. This section includes or refers to forward-looking statements. You should refer to the explanation of the qualifications and limitations on forward-looking statements discussed on page 11.

  Development and construction risks could affect our profitability.

        We intend to continue to develop and redevelop apartment home communities. Our development and redevelopment activities may be exposed to the following risks:

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  we may be unable to obtain, or experience delays in obtaining, necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations or other necessary third party consents, which could result in increased costs or the delay or abandonment of development or redevelopment opportunities;

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  we may abandon development and redevelopment opportunities that we have already begun to explore for a number of reasons, including changes in local market conditions which make development or redevelopment less desirable, increases in costs of development or redevelopment and increases in the cost of capital, and, as a result, we may fail to recover expenses already incurred in exploring those opportunities;

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  we may incur construction, reconstruction, development or redevelopment costs for a community that exceed our original estimates due to increased material, labor or other costs, and we may not be able to increase rents to compensate for the increase in those costs;

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  occupancy rates and rents at a newly completed or redeveloped community may fluctuate depending on a number of factors, including market and economic conditions which are beyond our control and the development by competitors of competing communities, and this may result in the community not being profitable;

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  we may be unable to complete construction and lease-up of a community on schedule, resulting in increased debt service expense and construction or reconstruction costs and a decrease in our expected rental revenues; and

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  we may be unable to obtain financing with favorable terms, or at all, for the proposed development of a community, which may cause us to be unable to proceed with its development and could limit our pursuit of opportunities.

        Construction costs have been increasing in our markets, and the cost to develop communities or redevelop acquired communities has, in some cases, exceeded our original estimates. We may experience similar cost increases in the future. If we are not able to charge rents that will be sufficient to offset the effects of any increases in construction costs, our profitability could be less than anticipated.

        Unfavorable changes in market and economic conditions could hurt occupancy or rental rates.

        The market and economic conditions in Northern and Southern California and selected states in the Mid-Atlantic, Northeast, Midwest and Pacific Northwest regions of the United States may significantly affect occupancy or rental rates at our communities in those regions. For example, the current economic contraction resulting from job losses in a number of these regions, particularly in the technology, telecommunications and financial services sectors, has adversely affected our occupancy and rental rates at our communities in these regions. We do not expect these conditions to improve during 2003. The market and economic conditions in these regions, in turn, may significantly affect our profitability and our ability to satisfy our financial obligations. The risks that may affect conditions in those markets include the following:

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  plant closings, industry slowdowns and other factors that adversely affect the local economy;

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  an oversupply of, or a reduced demand for, apartment homes;

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  a decline in household formation or employment or lack of employment growth that adversely affects occupancy or rental rates;

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  the inability or unwillingness of residents to pay rent increases; and

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  rent control or rent stabilization laws, or other laws regulating housing, that could prevent us from raising rents to offset increases in operating costs.

  Short-term leases expose us to the effects of declining market rents.

        Substantially all of our apartment leases are for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues are impacted by declines in market rents more quickly than if our leases were for longer terms. In a deflationary rent environment like we are presently experiencing, declining market rents could have a material adverse effect on our results of operations and financial condition.

        Competition could limit our ability to lease apartment homes or increase or maintain rents.

        Our apartment communities compete with other housing alternatives to attract residents, including other rental apartments, condominiums and single-family homes that are available for rent, as well as new and existing condominiums and single-family homes for sale. Competitive residential housing in a particular area could adversely affect our ability to lease apartment homes and to increase or maintain rents.

        Competition could limit available investment opportunities, which could adversely affect our profitability.

        We expect that other real estate investors, including insurance companies, pension and investment funds, partnerships, investment companies and other apartment REITs, will compete with us to acquire existing properties and to develop new properties. This competition could increase prices for properties of the type we would likely pursue. As a result, we may not be able, or have the opportunity, to make suitable investments on favorable terms in the future. This could adversely affect our profitability.

        Insufficient cash flow could affect our debt financing and create refinancing risk.

        We are subject to the risks normally associated with debt financing, including the risk that our cash flow will be insufficient to meet required payments of principal and interest. In this regard, we note that we are required to annually distribute dividends generally equal to at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, in order for us to continue to qualify as a REIT, and this requirement limits the amount of our cash flow available to meet required principal and interest payments. The principal outstanding balance on a portion of our debt will not be fully amortized prior to its maturity. Although we may be able to repay our debt by using our cash flows, we cannot assure you that we will have sufficient cash flows available to make all required principal payments. Therefore, we may need to refinance at least a portion of our outstanding debt as it matures. There is a risk that we may not be able to refinance existing debt or that the terms of any refinancing will not be as favorable as the terms of the existing debt, either of which could have a material adverse effect on our financial condition and results of operations.

        Rising interest rates could increase interest costs and could affect the market price of our common stock.

        We currently have, and may in the future incur, variable interest rate debt under credit facilities as we acquire, construct and reconstruct apartment communities, as well as for other purposes. Accordingly, if interest rates increase, our interest costs will also rise, unless we have made arrangements that hedge the risk of rising interest rates. In addition, an increase in market interest rates may lead purchasers of our common stock to demand a greater annual dividend yield, which could adversely affect the market price of our outstanding shares of common stock.

        Bond financing compliance requirements could limit our income, restrict the use of communities and cause favorable financing to become unavailable.

        We have financed some of our apartment communities with obligations issued by local government agencies or instrumentalities because the interest paid to the holders of this debt is generally exempt from federal income taxes and, therefore, the interest rate is generally more favorable to us. These obligations are commonly referred to as "tax-exempt bonds" and generally must be secured by communities.

        The compliance requirements for our current tax-exempt bonds limit, and the requirements of any future tax-exempt bond financings may limit, the potential income from communities that are subject to this financing. This is because under the terms of our current tax-exempt bonds, we must comply with restrictions on the use of the communities that we financed with these bonds, including a requirement that we make some of the apartments available to low and middle income households.

        In addition, some of our tax-exempt bond financing documents require us to obtain a guarantee from a financial institution of payment of the principal of, and interest on, the bonds. The guarantee may take the form of a letter of credit, surety bond, guarantee agreement or other additional collateral. If the financial institution defaults in its guarantee obligations, or if we are unable to renew the applicable guarantee or otherwise post satisfactory collateral, a default will occur under the applicable tax-exempt bonds and the community could be foreclosed upon.

  Credit facility financing restricts our ability to pay dividends.

        We have a $500,000,000 revolving variable rate unsecured credit facility with J.P. Morgan Chase and Fleet National Bank serving as co-agents for a syndicate of commercial banks. Under the terms of that credit facility, we are prohibited from paying dividends in amounts that exceed 95% of our funds from operations, provided that we may pay dividends in excess of 95% of our funds from operations as required to maintain our qualification as a REIT. This restriction on paying dividends may adversely affect our dividend growth in the future.

        Failure to generate sufficient revenue could limit cash flow available for distributions to stockholders.

        If our communities do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow would decrease. Our cash flow from operations is dependent primarily on revenues and net operating income generated by our communities, which is subject to variation depending on market conditions. For example, our net operating income from established communities decreased significantly in 2002 due primarily to a weak demand environment, which caused a decline in rental rates and occupancies. In addition, in 2002, our net income available to common stockholders declined by $60,778,000 (28.1%) as a result of decreased revenues due primarily to fewer gains on sales of communities, increases in interest and depreciation expense and a decline in net operating income due to deteriorating market conditions in many of our submarkets. We presently expect continued weak demand during most of 2003. A decrease in cash flow could have an adverse effect on our ability to pay distributions to our stockholders and our ability to maintain our status as a real estate investment trust (REIT). Significant expenditures associated with each community such as debt service payments, if any, real estate taxes, insurance and maintenance costs are generally not reduced when circumstances cause a reduction in income from a community.

  Difficulty of selling apartment communities could limit flexibility.

        Real estate in our markets can be hard to sell, especially if market conditions are poor. These potential difficulties in selling real estate in our markets may limit our ability to change or reduce the apartment communities in our portfolio promptly in response to changes in economic or other conditions. In addition, federal tax laws may limit our ability to earn a gain on the sale of a community if we have owned it for too short a period of time or we are otherwise found to have acquired or developed the community primarily with a view to reselling the community, and this limitation may affect our ability to sell communities without adversely affecting returns to our stockholders. We presently expect to increase our disposition activity in 2003 as compared to 2002, which means that these potential difficulties and limitations may adversely affect our ability to fully implement our business plan for 2003.

  Acquisitions may not yield anticipated results.

        We may, in the future, acquire apartment communities on a select basis. Our acquisition activities and their success may be exposed to the following risks:

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  an acquired property may fail to perform as we expected in analyzing our investment; and

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  estimate of the costs of repositioning or redeveloping an acquired property may prove inaccurate.

  Risk of earthquake damage.

        Many of our West Coast communities are located in the general vicinity of active earthquake faults. A large concentration of our communities lie near, and thus are susceptible to, the major fault lines in the San Francisco Bay Area, including the San Andreas fault and Hayward fault. We cannot assure you that an earthquake would not cause damage or losses greater than insured levels. In November 2002, we renewed our earthquake insurance. We have in place with respect to communities located in California, for any single occurrence and in the aggregate, $75,000,000 of coverage with a deductible per building equal to five percent of the insured value of that building. The five percent deductible is subject to a minimum of $100,000 per occurrence. Earthquake coverage outside of

California is subject to a $100,000,000 limit, except with respect to the state of Washington, for which the limit is $65,000,000. Our earthquake insurance outside of California provides for a $100,000 deductible per occurrence. In addition, up to an annual aggregate of $2,000,000, the next $400,000 of loss per occurrence outside California will be treated as an additional deductible. In the event of an uninsured disaster or a loss in excess of insured limits, we could lose our capital invested in the affected community, as well as anticipated future revenue from that community. We would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. Any such loss could materially and adversely affect our business and our financial condition and results of operations.

        A significant uninsured property or liability loss could have a material adverse effect on our financial condition and results of operations.

        In addition to the earthquake insurance discussed above, we carry commercial general liability insurance, property insurance and terrorism insurance with respect to all of our communities on terms we consider commercially reasonable. There are, however, certain types of losses (such as losses arising from acts of war) that are not insured, in full or in part, because they are either uninsurable or the cost of insurance makes it, in management's view, economically impractical. If an uninsured property loss or a property loss in excess of insured limits were to occur, we could lose our capital invested in a community, as well as the anticipated future revenues from such community. We would also continue to be obligated to repay any mortgage indebtedness or other obligations related to the community. If an uninsured liability to a third party were to occur, we would incur the cost of defense and settlement with, or court ordered damages to, that third party. A significant uninsured property or liability loss could materially and adversely affect our business and our financial condition and results of operations.

        Continued increases in deductibles and premiums for insurance coverage could have a material adverse effect on our financial condition and results of operations.

        The insurance and reinsurance markets have worsened since 2001, and we believe this has resulted in higher insurance costs for the entire real estate sector. Within the last twelve months, we renewed our annual general liability policy, workman's compensation coverage, our property insurance (which includes the earthquake coverage and builder's risk), and our directors and officers insurance, and we purchased insurance for property damage due to terrorism of up to $200,000,000 (with the first $15,000,000 of damage costs payable by us). In all cases, our insurance policies are subject to deductibles and limits on and conditions to coverage. The costs of the renewals were significantly greater than in prior years. Although we will continue to maintain commercially reasonable insurance coverage, we believe that the cost of this coverage will continue to increase at a faster rate than other operating expenses. Continued increases in these costs could have a material adverse effect on our financial condition and results of operations.

        We may incur costs and increased expenses to repair property damage resulting from inclement weather.

        Our communities in the Northeast and Midwest expose us to risks associated with inclement winter weather, including increased costs for the removal of snow and ice as well as from delays in the construction, reconstruction, development or redevelopment of apartment communities. In addition, inclement weather could increase the need for maintenance and repair of our communities. Similarly, unusually high rainfall or other inclement weather could result in increased costs due to delays in the construction, reconstruction, development or redevelopment of apartment communities. These costs and delays could adversely affect our results of operations.

  We may incur costs due to environmental contamination.

        Under various federal, state and local environmental laws, regulations and ordinances, a current or previous owner or operator of real estate may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases at the property and may be held liable to a governmental entity or to third parties for property or personal injury damages and for investigation and remediation costs incurred by these parties as a result of the contamination. These damages and costs may be substantial. The presence of such substances, or the failure to properly remediate the contamination, may adversely affect the owner's ability to borrow against, sell or rent the affected property. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs as a result of the contamination.

        Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when such materials are in poor condition or in the event of reconstruction, remodeling, renovation, or demolition of a building. These laws may impose liability for release of ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injury associated with exposure to ACMs. We are not aware that any ACMs were used in the construction of the communities we developed. ACMs were, however, used in the construction of several of the communities that we acquired. We implement an operations and maintenance program at each of the communities at which ACMs are detected. We do not anticipate that we will incur any material liabilities as a result of the presence of ACMs at our communities.

        We are aware that some of our communities have lead paint and have implemented an operations and maintenance program at each of those communities. We do not anticipate that we will incur any material liabilities as a result of the presence of lead paint at our communities.

        All of our stabilized operating communities, and all of the communities that we are currently developing or redeveloping, have been subjected to at least a Phase I or similar environmental assessment, which generally does not involve invasive techniques such as soil or ground water sampling. These assessments, together with subsurface assessments conducted on some properties, have not revealed, and we are not otherwise aware of, any environmental conditions that we believe would have a material adverse effect on our business, assets, financial condition or results of operation. In connection with our ownership, operation and development of communities, from time to time we undertake remedial action in response to the presence of subsurface or other contaminants. In some cases, an indemnity exists upon which we may be able to rely if environmental liability arises from the contamination. There can be no assurance, however, that all necessary remediation actions have been or will be undertaken at our properties or that we will be indemnified, in full or at all, in the event that environmental liability arises.

        Mold growth may occur when excessive moisture accumulates in buildings or on building materials, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Although the occurrence of mold at multifamily and other structures, and the need to remediate such mold, is not a new phenomenon, there has been increased awareness in recent years that certain molds may in some instances lead to adverse health effects, including allergic or other reactions. To help limit mold growth, we educate residents about the importance of adequate ventilation and request or require that they notify us when they see mold or excessive moisture. We have established procedures for promptly addressing and remediating mold or excessive moisture from apartment homes when we become aware of its presence regardless of whether we or the resident believe a health risk is presented. However, we cannot assure that mold or excessive moisture will be detected and remediated in a timely manner. If a significant mold problem arises at one of our communities, we could be required to undertake a costly remediation program to contain or remove the mold from the affected community and could be exposed to other liabilities.

        Additionally, we have occasionally been involved in developing, managing, leasing and operating various properties for third parties. Consequently, we may be considered to have been an operator of such properties and, therefore, potentially liable for removal or remediation costs or other potential costs which could relate to hazardous or toxic substances. We are not aware of any material environmental liabilities with respect to properties managed or developed by us or our predecessors for such third parties.

        We cannot assure you that:

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  the environmental assessments described above have identified all potential environmental liabilities;

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  no prior owner created any material environmental condition not known to us or the consultants who prepared the assessments;

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  no environmental liabilities have developed since the environmental assessments were prepared;

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  the condition of land or operations in the vicinity of our communities, such as the presence of underground storage tanks, will not affect the environmental condition of our communities;

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  future uses or conditions, including, without limitation, changes in applicable environmental laws and regulations, will not result in the imposition of environmental liability; and

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  no environmental liabilities will arise at communities that we have sold for which we may have liability.

        Companies in which we have invested that develop software applications and ancillary services may be unsuccessful in achieving their business plans.

        We currently have investments in three technology companies. These investments were made with the belief that they would promote the development and application of technology and services which would improve the operating performance of our real estate holdings. Historically, our most significant technology investment has been Realeum, Inc. ("Realeum"), an entity engaged in the development and deployment of an on-site property management and leasing automation system that enables management to capture, review and analyze data. After consideration of our share of Realeum's losses, the carrying value of our investment in Realeum was reduced to zero as of December 31, 2002. We are also a member of Constellation Real Technologies LLC ("Constellation"), an entity formed by a number of real estate investment trusts and real estate operating companies for the purpose of investing in multi-sector real estate technology opportunities. Our original commitment to Constellation was $4,000,000 but, as a result of an agreement among the members reducing the commitment due from each member, our commitment is currently $2,600,000, of which we have contributed $1,002,000 to date. The remaining unfunded commitment of $1,598,000 is expected to be funded over the next five years. Our third investment is in Rent.com, an internet-based rental housing information provider. The aggregate carrying value of our technology investments at June 30, 2003 was $1,447,000. If these entities are unsuccessful in developing their software applications or ancillary services or are otherwise unsuccessful in executing their business plans, we could be required to write-off all or part of the remaining carrying value of our investments in these entities.

  Changes in the tax laws could make investments in REITs less attractive.

        The federal income tax laws governing REITs and the administrative interpretations of those laws may be amended from time to time. Any such new laws or interpretations may take effect retroactively and could adversely affect us or our stockholders. The recently enacted Jobs and Growth Tax Relief

Reconciliation Act of 2003 reduces the maximum individual tax rate on dividends and long-term capital gain to 15% until 2008. This reduced tax rate generally does not apply to REIT dividends of ordinary income, most of which will continue to be taxed at the higher federal income tax rates applicable to ordinary income. Accordingly, this Act could cause investments in non-REIT corporations to be more attractive relative to investments in REITs and could adversely affect the market price of our outstanding shares of common stock.

        Failure to qualify as a REIT would cause us to be taxed as a corporation, which would significantly reduce funds available for distribution to stockholders.

        If we fail to qualify as a REIT for federal income tax purposes, we will be subject to federal income tax on our taxable income at regular corporate rates, plus any applicable alternative minimum tax. In addition, unless we are entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the four taxable years following the year in which we lose our qualification. The additional tax liability resulting from the failure to qualify as a REIT would significantly reduce or eliminate the amount of funds available for distribution to our stockholders. Furthermore, we would no longer be required to make distributions to our stockholders.

        We believe that we are organized and qualified as a REIT, and we intend to operate in a manner that will allow us to continue to qualify as a REIT. However, we cannot assure you that we are qualified as a REIT, or that we will remain qualified in the future. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial and administrative interpretations and involves the determination of a variety of factual matters and circumstances not entirely within our control. In addition, future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT for federal income tax purposes or the federal income tax consequences of this qualification.

        The ability of our stockholders to control our policies and effect a change of control of our company is limited, which may not be in our stockholders' best interests.

  Charter and bylaw provisions

        There are provisions in our charter and bylaws that may discourage a third party from making a proposal to acquire us, even if some of our stockholders might consider the proposal to be in their best interests. These provisions include the following:

  •
  Our charter authorizes our board of directors to issue up to 50,000,000 shares of preferred stock without stockholder approval and to establish the preferences and rights, including voting rights, of any series of preferred stock issued. The board of directors may issue preferred stock without stockholder approval, which could allow the board to issue one or more classes or series of preferred stock that could discourage or delay a tender offer or a change in control.

  •
  To maintain our qualification as a REIT for federal income tax purposes, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of any year. To maintain this qualification, and to otherwise address concerns about concentrations of ownership of our stock, our charter generally prohibits ownership (directly, indirectly by virtue of the attribution provisions of the Internal Revenue Code, or beneficially as defined in Section 13 of the Securities Exchange Act of 1934) by any single stockholder of more than 9.8% of the issued and outstanding shares of any class or series of our stock. In general, under our charter, pension plans and mutual funds may directly and beneficially own up to 15% of the outstanding shares of any class or series of stock. Under our charter, our board of directors may in its sole discretion waive or modify the ownership limit for one or more persons. These ownership limits may prevent or delay a change in control and, as a result, could adversely affect our stockholders' ability to realize a premium for their shares of common stock.

  •
  Our bylaws provide that the affirmative vote of holders of a majority of all of the shares entitled to be cast in the election of directors is required to elect a director. In a contested election, if no nominee receives the vote of holders of a majority of all of the shares entitled to be cast, the incumbent directors would remain in office. This requirement may prevent or delay a change in control and, as a result, could adversely affect our stockholders' ability to realize a premium for their shares of common stock.

  Maryland law

        As a Maryland corporation, we are subject to the provisions of the Maryland General Corporation Law. Maryland law imposes restrictions on some business combinations and requires compliance with statutory procedures before some mergers and acquisitions may occur, which may delay or prevent offers to acquire us or increase the difficulty of completing any offers, even if they are in our stockholders' best interests. In addition, other provisions of the Maryland General Corporation Law permit the Board of Directors to make elections and to take actions without stockholder approval that, if made or taken, could have the effect of discouraging or delaying a change in control.

Forward-looking Statements

        This prospectus, including the information incorporated by reference into this prospectus, contains statements that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify forward-looking statements by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "plan," "project," "may," "shall," "will" and other similar expressions which predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

  •
  our potential development, redevelopment, acquisition or disposition of communities;

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  the timing and cost of completion of apartment communities under construction, reconstruction, development or redevelopment;

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  the timing of lease-up, occupancy and stabilization of apartment communities;

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  the pursuit of land on which we are considering future development;

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  the anticipated operating performance of our communities;

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  cost, yield and earnings estimates;

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  our declaration or payment of distributions;

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  our policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters;

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  our qualification as a REIT under the Internal Revenue Code;

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  the real estate markets in Northern and Southern California and markets in selected states in the Mid-Atlantic, Northeast, Midwest and Pacific Northwest regions of the United States and in general;

  •
  the availability of debt and equity financing;

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  interest rates;

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  general economic conditions; and

  •
  trends affecting our financial condition or results of operations.

        We cannot assure the future results or outcome of the matters described in any of these statements; rather, these statements merely reflect our current expectations and estimates of the approximate outcomes of the matters discussed. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors, which we describe above under "Risk Factors," may cause our actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements.

        You should carefully review this prospectus, and in particular the section entitled "Risk Factors," which together with any applicable prospectus supplement and additional information described above under the heading "Where You Can Find More Information" will contain all information of which we are aware that is material to your decision whether to invest in our securities.

        We caution you that these forward-looking statements reflect our estimates and beliefs only as of the date of this report and are not guarantees of future performance. We do not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes and you should not rely upon these forward-looking statements after the date of this prospectus.

About AvalonBay Communities, Inc.

  •
  AvalonBay Communities, Inc. focuses on the ownership and operation of upscale apartment communities (which generally command among the highest rents in their submarkets) in high barrier-to-entry markets of the United States. This is because we believe that, long term, the limited new supply of upscale apartment homes and lower housing affordability in these markets will result in larger increases in cash flows relative to other markets over an entire business cycle. These barriers-to-entry generally include a difficult and lengthy entitlement process with local jurisdictions and dense urban or suburban areas where zoned and entitled land ("in-fill locations") is in limited supply. Our markets are located in the Northeast, Mid-Atlantic, Midwest, Pacific Northwest, and Northern and Southern California regions of the United States. We believe that we have penetrated substantially all of the high barrier-to-entry markets of the country.

  •
  Our principal operating objectives are to develop, own and operate, in our selected markets, high-quality, upscale communities that contain features and amenities desired by prospective residents, and to provide our residents with efficient and effective service. At June 30, 2003, we owned or held a direct or indirect ownership interest in 132 operating apartment communities containing 38,941 apartment homes in ten states and the District of Columbia, of which two communities containing 1,089 apartment homes were under reconstruction. In addition, we owned or held a direct or indirect ownership interest in ten communities under construction that are expected to contain an aggregate of 3,206 apartment homes when completed. We also owned a direct or indirect ownership interest in rights to develop an additional 41 communities that, if developed in the manner expected, will contain an estimated 10,620 apartment homes. We generally obtain ownership in an apartment community by developing a new community on vacant land or by acquiring and either repositioning or redeveloping an existing community. In selecting sites for development, redevelopment or acquisition, we favor locations that are near expanding employment centers and convenient to recreation areas, entertainment, shopping and dining.

  •
  AvalonBay is a Maryland corporation that is the surviving entity from the merger of Avalon Properties, Inc. with and into Bay Apartment Communities, Inc. on June 4, 1998. In

    October 1998, we changed our name to AvalonBay Communities, Inc. Our common stock is listed on the NYSE and the PCX under the symbol "AVB."

  •
  AvalonBay elected to qualify as a REIT for federal income tax purposes for the taxable year ended December 31, 1994. As long as we qualify for taxation as a REIT, we generally will not be subject to federal income tax on that portion of our ordinary income and capital gains that is currently distributed to our stockholders. Even if we qualify for taxation as a REIT, we may be subject to state and local taxes on our income and property, to federal income and excise taxes on our undistributed income, and to federal and state income taxes on the income earned by subsidiaries that are taxed as regular corporations.

Policies with Respect to Certain Activities

        The following is a discussion of certain investment, financing and other policies of AvalonBay. These policies may be changed from time to time without a vote of our stockholders.

  Investment Policies

        Our principal financial goal is to increase long-term stockholder value by successfully and cost-effectively developing, owning and operating high-quality communities in our selected markets that contain features and amenities desired by residents. To help fulfill this goal, our investment policy is (1) to selectively develop, redevelop and acquire apartment communities in high barrier-to-entry markets and (2) to selectively sell apartment communities that no longer meet our long-term strategy due to product type, location or relative potential for future value creation and redeploy the proceeds from those sales to develop and redevelop apartment communities. During the three years ended December 31, 2002, we acquired 11 apartment communities, disposed of 16 apartment communities, and completed the development of 22 apartment communities and the redevelopment of seven apartment communities. We presently expect to decrease acquisition and development during 2003 as compared to prior years and to increase disposition activity during 2003 in response to current and anticipated real estate and capital market conditions. The level of disposition, acquisition or development activity, however, is heavily influenced by capital market conditions, including prevailing interest rates. As a result, we cannot assure you that assets can be sold on terms that we consider satisfactory.

        We may, from time to time, enter into joint ventures (including limited liability companies) or partnerships through which we would own an indirect economic interest in less than 100% of the property or properties held by such joint venture or partnership. As of June 30, 2003, we had an interest in 14 joint ventures or partnerships (including the six "DownREIT" partnerships referred to below) through which we have an indirect economic interest in 24 of our communities. Our decision whether to hold an apartment community in fee simple or to have an indirect interest in the community through a joint venture or partnership is based on a variety of facts and considerations, including: (1) the economic and tax terms required by a seller of land or of a community, who may prefer that (or who may require less payment if) the land or community is contributed to a joint venture or partnership; (2) our desire to diversify our portfolio of communities by market, submarket and product type; (3) our desire at times to preserve our capital resources to maintain liquidity or balance sheet strength; and (4) our projection, in some circumstances, that we will achieve higher returns on our invested capital or reduce our risk if a joint venture or partnership vehicle is used. Any future investments in joint ventures or partnerships will not be limited to a specified percentage of our assets. Each joint venture or partnership agreement is individually negotiated, and our ability to operate and/or dispose of a community in our sole discretion may be limited to varying degrees depending on the terms of the joint venture or partnership agreement.

        While we emphasize equity real estate investments in apartment communities, we have the ability, which would be exercised in the discretion of our Board of Directors, to invest in other types of real estate, mortgages (including participating or convertible mortgages), securities of other REITs or real estate operating companies, or securities of technology companies that relate to our real estate operations or of companies that provide services to us or our residents, in each case consistent with our qualification as a REIT. On occasion, we own and operate retail space at our communities when either (1) the highest and best use of the space is for retail (e.g., street level in an urban area) or (2) we believe the retail space will enhance the attractiveness of the community to residents. As of December 31, 2002, we had a total of 176,253 square feet of rentable retail space that produced gross rental revenue in 2002 of $2,255,960 (0.4% of total revenue). Any investment in securities of other entities is subject to the percentage of ownership limitations and gross income tests necessary for REIT qualification. See "Federal Income Tax Considerations and Consequences of Your Investment." We have not, and under our current policy we do not intend to, invest in the securities of any other issuer (other than a joint venture or partnership or an entity that provides services to us or our residents, each as described above) for the purpose of exercising control. Our current policy also does not contemplate future investments in mortgages or deeds of trust.

  Financing Policies

        Our Board of Directors may, from time to time, depending upon general market and economic conditions, including interest rates, our short and long term liquidity needs, the adequacy of our expected liquidity sources, the relative costs of debt and equity capital, growth opportunities and other factors, determine to raise additional capital. We may raise additional capital through additional equity or debt offerings or both (including offerings of senior securities). In the past three years, we have issued two series of preferred stock: (1) we issued 592,000 shares of Series I Cumulative Redeemable Preferred Stock on July 11, 2002 for an aggregate purchase price of $14,800,000, and we subsequently redeemed those shares on August 29, 2002 and (2) we issued 3,336,611 shares of Series J Cumulative Redeemable Preferred Stock on March 18, 2003 for an aggregate purchase price of $83,415,275, and we subsequently redeemed those shares on May 9, 2003. During the three years ended December 31, 2002, we also issued an aggregate of approximately $1,100,000,000 principal amount of senior debt securities (including the issuance of medium-term notes), and we repaid an aggregate of $100,000,000 in principal of senior debt securities. In addition, we repaid an aggregate of $50,000,000 and $100,000,000 in principal of senior debt securities in January and July 2003, respectively.

  Policies with Respect to Other Activities

        We may, from time to time, offer shares of our equity securities, debt securities or options to purchase stock in exchange for property. We currently have six limited partnerships structured as "DownREITs" in which either us or one of our wholly-owned subsidiaries is the general partner. The DownREIT acquires properties or communities in exchange for units of limited partnership interest. After a period of time, the holders of units of limited partnership interest have the right to present each unit of limited partnership interest for redemption for an amount of cash equal to the fair market value of a share of our common stock on the date of redemption. In lieu of a cash redemption of a limited partner's unit, we may elect to acquire any unit presented for redemption for one share of common stock. We entered into these DownREITs as a way of acquiring an indirect interest in land or communities while permitting the prior owner to also retain an interest and defer the recognition of the taxable gain that would have occurred if we had acquired the property directly for cash. During the three years ended December 31, 2002, we issued an aggregate of 361,835 units of limited partnership interest in DownREITs in connection with the acquisition of properties or communities.

        We have not engaged in trading, underwriting or agency distribution or sale of securities of other issuers and do not intend to do so. At all times we intend to make investments in a manner as to qualify as a REIT unless, because of circumstances or changes to the Internal Revenue Code (or the Treasury Regulations), the Board of Directors determines that it is no longer in our best interest to qualify as a REIT.

Description of Common Stock

        The following is a description of the material terms and provisions of our common stock. You should read our charter and bylaws in their entirety before you purchase any shares of our common stock.

  General

        Under our charter, we have authority to issue 140,000,000 shares of common stock, par value $.01 per share. Under Maryland law, stockholders generally are not responsible for our debts or obligations. As of June 30, 2003, we had 67,536,888 shares of common stock issued and outstanding. Our common stock is listed on the NYSE and the PCX under the symbol "AVB."

  Dividends

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, which are described below, holders of shares of our common stock will be entitled to receive dividends on shares of common stock out of assets that we may legally use to pay dividends, if and when they are authorized and declared by our board of directors.

  Voting rights

        Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of common stock have the exclusive power to vote on all matters presented to our stockholders, including the election of directors. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, and, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, the affirmative vote of the holders of a majority of all outstanding shares of common stock is required to elect a director.

  Liquidation/dissolution rights

        Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding excess stock, holders of shares of our common stock share in the same proportion as our other stockholders in the assets that we may legally use to pay distributions in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities.

  Other rights

        Subject to the preferential rights of any other class or series of stock and to provisions of our charter regarding excess stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

        Under Maryland law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation's charter, which percentage shall not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter, (1) the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, and (2) the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote thereon as a class are required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to the resignation or removal of directors, vacancies on the board of directors, independent directors, the rights and powers of our company, the board of directors and officers, and the limitation of liability of directors and officers, the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds of the outstanding shares of each class entitled to vote thereon as a class, shall be required.

  Restrictions on ownership

        For us to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. To assist us in meeting this requirement, we may take actions such as the automatic conversion of shares in excess of this ownership restriction into shares of excess stock to limit the beneficial ownership of our outstanding equity securities, directly or indirectly, by one individual. See "Limits on Ownership of Stock" beginning on page 16.

  Transfer Agent

        The transfer agent and registrar for the common stock is Wachovia Bank, N.A., Charlotte, North Carolina.

Limits on Ownership of Stock

  Ownership Limits

        For us to qualify as a REIT under the Internal Revenue Code, among other things, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year. Additionally, the shares of stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. To protect us against the risk of losing our status as a REIT due to a concentration of ownership among our stockholders, and to otherwise address concerns related to concentrated ownership of capital stock, our charter provides that no person may own (directly, indirectly by virtue of the attribution provisions of the Internal Revenue Code, or beneficially under Rule 13d-3 of the Securities Exchange Act of 1934) more than 9.8% of any class or series of our stock (15% for some entities as described below). Notwithstanding the preceding sentence, the board of directors at its option and in its sole discretion may approve ownership greater than the applicable ownership limitation by selected persons or entities. Our board of directors does not expect that it would waive the applicable ownership limit unless the board of directors receives evidence to its satisfaction that the waiver of the limit will not jeopardize our status as a REIT, and the board of directors also decides that the waiver is in our stockholders' best interests. Any transfer of shares of stock, including any security convertible into shares of stock, shall be void and have no effect if it: (1) would create a direct or indirect ownership of shares of stock in excess of the applicable ownership limit, absent a valid waiver of this ownership limit or (2) would result in our disqualification as a REIT, including any transfer that would (a) result in the shares of stock being owned by fewer than 100 persons, (b) result in us being "closely held" within the meaning of Section 856(h) of the Internal

Revenue Code or (c) result in us constructively owning 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code. In addition, if any purported transfer of stock or any other event would otherwise result in any person violating the applicable ownership limit, then the purported transfer will be void and of no force or effect with respect to the intended transferee as to that number of shares in excess of the ownership limit. The intended transferee will acquire no right or interest in the excess shares; or, in the case of any event other than a purported transfer, the person holding record title to any shares in excess of the ownership limit shall cease to own any right or interest in the excess shares. In both cases, neither the intended transferee nor the person holding record title to any shares in excess of the ownership limit shall have any right to: (1) transfer or otherwise dispose of the excess stock, (2) vote the excess stock or (3) receive any dividend or distribution paid with respect to the excess stock, as further explained below.

        Under the Internal Revenue Code, some types of entities, which includes pension plans described in Section 401(a) of the Internal Revenue Code and mutual funds registered under the Investment Company Act of 1940, will be looked through for purposes of the five or fewer test described above. Our charter limits these pension plans and mutual funds to owning no more than 15% of any class or series of our stock.

  Shares owned in excess of the ownership limit

        Stock owned, or deemed to be owned, or proposed to be transferred to a stockholder in excess of the ownership limit will be converted automatically into shares of excess stock and will be transferred, by operation of law, to a trust, the beneficiary of which shall be a qualified charitable organization selected by us. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a person who could own the shares without violating the ownership limit and distribute to the proposed transferee an amount equal to the lesser of (1) the price paid by the proposed transferee for the shares of excess stock or (2) the sales proceeds received by the trust for the shares of excess stock. In the case of any excess stock resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell the excess stock to a qualified person or entity and distribute to the person holding record title to the shares in excess of the ownership limit an amount equal to the lesser of (A) the fair market value of the excess stock as of the date of the event or (B) the sales proceeds received by the trust for the excess stock. In either case, any proceeds in excess of the amount distributable to the proposed transferee or person holding record title to the shares in excess of the ownership limit, as applicable, will be distributed to the beneficiary of the trust.

        Upon the transfer of shares of excess stock by the trustee, the shares shall be converted automatically into an equal number of shares of the same class and series that were converted into the excess stock, and the shares of excess stock will be automatically retired and canceled and will thereupon be restored to the status of authorized but unissued shares of excess stock. Prior to a sale of any excess stock by the trustee, the trustee will be entitled to receive in trust for the beneficiary, all dividends and other distributions paid with respect to the excess stock. In addition, while the shares of excess stock are held in trust, the holder of shares will not be entitled to vote such shares, except when Maryland law mandates class voting rights. In the event voting rights are mandated by Maryland law, the trustee shall be entitled to vote the shares of excess stock.

        Neither the proposed transferee nor any person holding record title to any excess stock shall have any right to receive any dividend or distribution paid with respect to the excess stock. Any dividend or distribution paid on excess stock prior to discovery by us of the violation of the applicable ownership limit shall be repaid to us. In addition, neither the proposed transferee nor any person holding record title to any excess stock shall have any voting rights with respect to the excess stock. Any vote of any excess stock prior to discovery by us of the violation of the applicable ownership limit shall, subject to applicable law, be rescinded and deemed void and shall be recast by the trustee acting for the benefit of the beneficiary; provided, however, that such vote shall not be rescinded and recast if we have already taken irreversible corporate action. Shares of excess stock are not treasury stock, but rather constitute a separate class of issued and outstanding stock.

  Right to purchase excess stock

        In addition to the foregoing transfer restrictions, we have the right for a period of 90 days to purchase all or any portion of the excess stock from the proposed transferee or any person holding record title to any excess stock for a price per share equal to the lesser of:

(1)
the price per share initially paid for the stock by the proposed transferee or, in the case of excess stock resulting from any event other than a transfer or from a transfer for no consideration (such as a gift), the average of the closing price per share for the class of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date of such event or transfer, as applicable; or

(2)
the average closing price per share for the class or series of shares from which the shares of excess stock were converted for the five consecutive trading days ending on the date we elect to purchase the shares.

        The 90-day period begins on the date of the purported transfer or non-transfer event that violated the applicable ownership limit if the proposed transferee or person holding record title to any excess stock gives notice to us of the transfer or non-transfer event, as applicable, or, if no notice is given, the date our board of directors determines that such a transfer or non-transfer event has been made.

  General

        The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT. The board may, in its sole discretion, waive the ownership limits if evidence is presented that such ownership of shares in excess of the ownership limit will not jeopardize our qualification as a REIT and the board otherwise decides that such action is in our stockholders' best interest.

        Our stockholders are required to disclose to us in writing any information with respect to their ownership of our stock that we may request in order to determine our status as a REIT and to ensure compliance with the ownership limits.

        The ownership limits may have the effect of delaying, deferring or preventing a change of control of our company.

Federal Income Tax Considerations and Consequences of Your Investment

        The following discussion describes the material U.S. federal income tax consequences relating to our qualification as a REIT and the ownership and disposition of shares of our common stock.

        Because this is a summary that is intended to address only material federal income tax consequences relating to the ownership and disposition of our common stock that will apply to all holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

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  the tax consequences to you may vary depending on your particular tax situation;

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  special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a non-U.S. person, a trust, an estate, a regulated investment company, a financial institution, an insurance company, or otherwise subject to special tax treatment under the Internal Revenue Code;

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  this summary does not address state, local or non-U.S. tax considerations;

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  this summary deals only with common stockholders that hold common stock as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code; and

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  this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common stock on your individual tax situation, including any state, local or non-U.S. tax consequences.

        The information in this section is based on the current Internal Revenue Code, current, temporary and proposed Treasury regulations, the legislative history of the Internal Revenue Code, current administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed below. Thus, it is possible that the Internal Revenue Service could challenge the statements in this discussion, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

  Taxation of AvalonBay as a REIT

        We have elected to be taxed as a REIT under the Internal Revenue Code. A REIT generally is not subject to federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

        We believe that we are organized and have operated, and we intend to continue to operate, in a manner to qualify as a REIT, but there can be no assurance that we have qualified or will remain qualified as a REIT. Goodwin Procter LLP, our tax counsel, has provided us an opinion, dated July 28, 2003, that, based upon and subject to the assumptions and other matters stated in the opinion, commencing with the taxable year ending December 31, 1994, our form of organization and operations are such as to enable us to qualify as a "real estate investment trust" under the applicable provisions of the Internal Revenue Code. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Internal Revenue Code. Goodwin Procter llp has not and will not independently review these results on an independent basis. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Internal Revenue Code for any particular taxable year.

        So long as we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our stockholders. This treatment substantially eliminates "double taxation" (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a regular corporation. However, we will be subject to federal income tax as follows:

  •
  We will be taxed at regular corporate rates on any undistributed "REIT taxable income." REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid;

  •
  Under some circumstances, we may be subject to the "alternative minimum tax" on our items of tax preference;

  •
  If we have net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income;

  •
  Our net income from "prohibited transactions" will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property;

  •
  If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which 75% of our gross income exceeds the amount of our income qualifying under the 75% test for the taxable year or (2) the amount by which 90% of our gross income exceeds the amount of our income qualifying for the 95% income test for the taxable year, multiplied by a fraction intended to reflect our profitability;

  •
  We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

  (1)
  85% of our REIT ordinary income for the year,

  (2)
  95% of our REIT capital gain net income for the year, and

  (3)
  any undistributed taxable income from prior taxable years;

  •
  We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties; and

  •
  If we should acquire any asset from a "C" corporation in a carry-over basis transaction and we subsequently recognize gain on the disposition of such asset during the ten-year period beginning on the date on which we acquired the asset, then, to the extent of any built-in gain, such gain will be subject to tax at the highest regular corporate rate. Built-in gain means the excess of (a) the fair market value of the asset as of the beginning of the applicable recognition period over (b) the adjusted basis in such asset as of the beginning of such recognition period.

  Requirements for Qualification as a REIT

        We elected to be taxable as a REIT for federal income tax purposes for our taxable year ended December 31, 1994. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, sources of income, nature of assets and distributions of income to stockholders.

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Internal Revenue Code;

  (4)
  that is neither a financial institution nor an insurance company subject to applicable provisions of the Internal Revenue Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer individuals, as defined in the Internal Revenue Code to include specified entities;

  (7)
  that makes an election to be taxable as a REIT, or has made this election for a previous taxable year which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the Internal Revenue Service that must be met to elect and maintain REIT status;

  (8)
  that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Internal Revenue Code and regulations promulgated thereunder; and

  (9)
  that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Internal Revenue Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

        We believe that we have issued sufficient shares of common stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter contains restrictions regarding the transfer of shares of common stock and preferred stock that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

        To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

        To qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

        Qualified REIT Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," the separate existence of that subsidiary will be disregarded for federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (discussed below), all of the stock of which is owned by the REIT. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. A qualified REIT subsidiary of AvalonBay will not be subject to federal corporate income taxation, although it may be subject to state and local taxation in some states.

        Taxable REIT Subsidiaries. A "taxable REIT subsidiary" of AvalonBay is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary under Section 856(l) of the Internal Revenue Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is a corporation subject to federal income tax, and state and local income tax where applicable, as a regular "C" corporation.

        Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties.

        Ownership of Partnership Interests by a REIT. A REIT that is a partner in a partnership will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership's income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets and items of income of any entity taxable as a partnership for federal income tax purposes in which we hold an interest will be treated as our assets and liabilities and our items of income for purposes of applying the requirements described in this prospectus. The assets, liabilities and items of income of any partnership in which we own an interest include such entity's share of the assets and liabilities and items of income with respect to any partnership in which it holds an interest.

        Income Tests Applicable to REITs.    To qualify as a REIT, we must satisfy two gross income tests. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property," gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, some payments under hedging instruments and gain from the sale or disposition of stock or securities and some hedging instruments.

        Rents received by us will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a taxable REIT subsidiary and at least 90% of the property is leased to unrelated tenants and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

        Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are

"usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." Accordingly, we may not provide "impermissible services" to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a taxable REIT subsidiary) without giving rise to "impermissible tenant service income." Impermissible tenant service income is deemed to be at least 150% of our direct cost of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not "taint" the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant service income will not qualify as rents from real property.

        We have not charged, and do not anticipate charging, rent that is based in whole or in part on the income or profits of any person. We have not derived, and do not anticipate deriving, rent attributable to personal property leased in connection with real property that exceeds 15% of the total rents.

        We have provided and will provide services with respect to the multifamily apartment communities. We believe that the services with respect to our communities that have been and will be provided by us are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise rendered to particular tenants; or, if considered impermissible services, income from the provision of such services with respect to a given property has not and will not exceed 1% of all amounts received by us from such property. Therefore, we believe that the provision of such services has not and will not cause rents received with respect to our communities to fail to qualify as rents from real property. We believe that services with respect to our communities that may not be provided by us directly without jeopardizing the qualification of rent as rents from real property have been and will be performed by independent contractors or taxable REIT subsidiaries.

        We currently own an equity stake in three technology-related corporations, and may in the future acquire equity stakes in additional corporations, which do not constitute real estate assets. Gain from a sale or other taxable disposition of these interests will constitute income satisfying the 95% income test, but not the 75% income test. The need to satisfy the 75% income test may adversely affect the time at which we chose to sell or dispose of one or more of these investments, depending on the appreciation of these equity interests, if any.

        We have earned and continue to earn a small amount of nonqualifying income relative to total gross income in any relevant taxable year. For example, we earn fees related to the management of properties that are not wholly-owned by us. We believe that the amount of nonqualifying income generated from these activities has not affected and will not affect our ability to meet the 95% gross income test.

        Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances of a particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning and operating properties, and to make occasional sales of properties as are consistent with our investment objectives. We cannot provide any assurance, however, that the Internal Revenue Service might not contend that one or more of these sales are subject to the 100% penalty tax.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Internal Revenue

Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attached a schedule of the sources of our income to our federal income tax return and any incorrect information on the schedule is not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. As discussed under "Taxation of AvalonBay as a REIT" even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

        Asset Tests Applicable to REITs.    At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature of our assets:

  (1)
  at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. Our real estate assets include, for this purpose, stock or debt instruments held for less than one year purchased with the proceeds of an offering of our shares or long-term debt;

  (2)
  not more than 25% of our total assets may be represented by securities other than those in the 75% asset class;

  (3)
  except for equity investments in REITS, qualified REIT subsidiaries, or taxable REIT subsidiaries or other securities that qualify as "real estate assets" for purposes of the test described in clause (1):

  •
  the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets,

  •
  we may not own more than 10% of the voting power of the outstanding securities of any one issuer, and

  •
  we may not own more than 10% of the value of the outstanding securities of any one issuer; and

  (4)
  not more than 20% of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

        Securities for purposes of the asset tests may include debt securities. However, debt of an issuer will not count as a security for purposes of the 10% value test if the debt securities are "straight debt" as defined in Section 1361 of the Internal Revenue Code and (1) the issuer is an individual, (2) the only securities of the issuer that the REIT holds are straight debt or (3) if the issuer is a partnership, the REIT holds at least a 20% profits interest in the partnership.

        We currently own more than 10% of the total value of the outstanding securities of several subsidiaries. Each of these subsidiaries has elected to be a taxable REIT subsidiary. We believe that the aggregate value of our taxable REIT subsidiaries does not exceed 20% of the aggregate value of our gross assets.

        With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting power limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the Internal Revenue Service might not disagree with our determinations.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets. If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we were to fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a REIT.

        Annual Distribution Requirements Applicable to REITs.    To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain, and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we recognize any built-in gain, we will be required, under Treasury regulations, to distribute at least 90% of the built-in gain, after tax, recognized on the disposition of the applicable asset. See "—Taxation of AvalonBay as a REIT" for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

        We believe that we have made and intend to continue to make timely distributions sufficient to satisfy the annual distribution requirements.

        It is expected that our REIT taxable income has been and will be less than our cash flow due to the allowance of depreciation and other noncash charges in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation, due to timing differences between (a) the actual receipt of income and the actual payment of deductible expenses and (b) the inclusion of such income and the deduction of such expenses in arriving at our taxable income, or as a result of nondeductible expenses such as principal amortization or capital expenditures in excess of noncash deductions. In the event that such timing differences occur, we may find it necessary to arrange for borrowings or, if possible, pay taxable stock dividends in order to meet the dividend requirement.

        Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as "deficiency dividends." Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

        To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we are subject to tax on these amounts at regular corporate tax rates.

        We will be subject to a 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

  (1)
  85% of our REIT ordinary income for the year;

  (2)
  95% of our REIT capital gain net income for the year; and

  (3)
  any undistributed taxable income from prior taxable years.

        A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

        Record-Keeping Requirements.    We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

        Failure of AvalonBay to Qualify as a REIT.    If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax on our taxable income at regular corporate rates, including any applicable alternative minimum tax. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current or accumulated earnings and profits, all distributions to stockholders will be dividends, and subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and individual distributees may be able to treat the dividends as qualified dividend income taxable at long-term capital gain rates. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limit on such income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause.

  Taxation of U.S. Stockholders

        When we refer to a United States stockholder, we mean a beneficial owner of a share of our common stock that is, for United States federal income tax purposes:

  (1)
  a citizen or resident, as defined in Section 7701(b) of the Internal Revenue Code, of the United States;

  (2)
  a corporation or partnership, or other entity treated as a corporation or partnership for federal income tax purposes, created or organized under the laws of the United States, any state or the District of Columbia;

  (3)
  an estate the income of which is subject to federal income taxation regardless of its source; or

  (4)
  in general, a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

        Generally, in the case of a partnership that holds our common stock, any partner that would be a U.S. stockholder if it held the common stock directly is also a U.S. stockholder. A "non-U.S. stockholder" is a holder, including any partner in a partnership that holds our common stock, that is not a U.S. stockholder.

        Recent Legislation.    On May 28, 2003, the President signed into law the Jobs and Growth Tax Relief Reconciliation Act of 2003, referred to herein as the Jobs and Growth Tax Act. The Jobs and Growth Tax Act reduces the maximum individual tax rate for long-term capital gains generally from 20% to 15% (for sales occurring after May 6, 2003 through December 31, 2008). The Jobs and Growth Tax Act also taxes "qualified dividend income" of individuals as net capital gain, thus reducing the maximum individual tax rate for such dividends from 35% to 15% (for tax years from 2003 through 2008). "Qualified dividend income" generally includes dividends received from regular domestic corporations and from certain "qualified foreign corporations," provided that certain required stock holding periods are met.

        Under the Jobs and Growth Tax Act, REIT dividends, other than capital gain dividends, generally are not qualified dividend income and continue to be taxed at ordinary rates. Dividends received by an individual from a REIT will be treated as qualified dividend income, however, to the extent the REIT itself has qualified dividend income for the taxable year in which the dividend was paid, such as dividends from taxable REIT subsidiaries, and designates such dividends as qualifying for such capital gains rate tax treatment. Qualified dividend income of a REIT for this purpose also includes the sum of (i) the excess of the REIT's "real estate investment trust taxable income" for the preceding year, which would typically include any income that the REIT did not distribute to stockholders, over the tax payable by the REIT on such income in the preceding year, and (ii) the excess of the income of the REIT for the preceding year subject to the built-in gain tax on certain assets acquired from "C" corporations over the tax payable by the REIT on any such income in the preceding year.

        Without future congressional action, the maximum individual tax rate on long-term capital gains will return to 20% in 2009, and the maximum individual tax rate on dividends will move to 35% in 2009 and 39.6% in 2011.

        Distributions by AvalonBay.    So long as we qualify as a REIT, distributions to U.S. stockholders out of our current or accumulated earnings and profits that are not designated as capital gain dividends will be taxable as ordinary income and will not be eligible for the dividends received deduction generally available for corporations. However, dividends, other than capital gain dividends, that are (i) attributable to income on which we were subject to tax in the previous taxable year at the corporate level, either because we did not distribute such income or such income consists of gains from certain assets acquired from "C" Corporations, or (ii) attributable to dividends received by us from non-REIT corporations, such as taxable REIT subsidiaries, during the current taxable year will be taxable, to the extent designated by us, to individual stockholders as net capital gain at the current maximum rate of 15%. Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that the distributions do not exceed the adjusted tax basis of the stockholder's shares. Rather, such distributions will reduce the adjusted basis of such shares. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. stockholder's adjusted basis in its shares will be taxable as capital gains in the amount of such excess if the shares are held as a capital asset. If we declare a dividend in October, November or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, we will be treated as having paid the dividend, and the stockholder will be treated as having received the dividend, on December 31 of the year in which the dividend was declared. The above applies regardless of whether the distributions of AvalonBay are reinvested pursuant to the Dividend Reinvestment and Stock Purchase Plan.

        We may elect to designate distributions of our net capital gain as "capital gain dividends." Capital gain dividends are taxed to stockholders as gain from the sale or exchange of a capital asset held for more than one year, without regard to how long the U.S. stockholder has held its shares. Designations made by us only will be effective to the extent that they comply with the principles of Revenue Ruling 89-81, which require that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a

U.S. stockholder will receive an Internal Revenue Service Form 1099-DIV indicating the amount that will be taxable to the stockholder as capital gain. Corporate stockholders, however, may be required to treat up to 20% of capital gain dividends as ordinary income.

        Instead of paying capital gain dividends, we may designate all or part of our net capital gain as "undistributed capital gain." We will be subject to tax at regular corporate rates on any undistributed capital gain.

        A U.S. stockholder:

  (1)
  will include in its income as long-term capital gains its proportionate share of such undistributed capital gains; and

  (2)
  will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gains and receive a credit or a refund to the extent that the tax paid by us exceeds the U.S. stockholder's tax liability on the undistributed capital gain.

A U.S. stockholder will increase the basis in its common stock by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. Our earnings and profits will be adjusted appropriately.

        We will classify portions of any designated capital gain dividend or undistributed capital gain based on the source of such capital gain as either:

  (1)
  an adjusted net capital rate gain distribution, which would be taxable to non-corporate U.S. stockholders at a current maximum rate of 15%; or

  (2)
  an "unrecaptured Section 1250 gain" distribution, which would be taxable to non-corporate U.S. stockholders at a current maximum rate of 25%.

        Distributions made by our company and gain arising from the sale or exchange by a U.S. stockholder of shares will not be treated as passive activity income, and as a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. In addition, taxable distributions from our company, other than qualified dividend income, capital gain dividends and capital gains from the disposition of shares, generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder may elect to treat qualified dividend income, capital gain dividends and capital gains from the disposition of shares as investment income for purposes of the investment interest limitation, in which case the applicable qualified dividend income and capital gains will be taxed at ordinary income rates. We will notify stockholders regarding the portions of distributions for each year that constitute ordinary income, qualified dividend income, return of capital and capital gain. U.S. stockholders may not include in their individual income tax returns any net operating losses or capital losses of our company. Our operating or capital losses would be carried over for potential offset against our future income, subject to applicable limitations.

        Sales of Shares.    Upon any taxable sale or other disposition of shares, a U.S. stockholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between:

  (1)
  the amount of cash and the fair market value of any property received on the sale or other disposition; and

  (2)
  the holder's adjusted basis in the shares for tax purposes.

        This gain or loss will be a capital gain or loss if the shares have been held by the U.S. stockholder as a capital asset. The applicable tax rate will depend on the stockholder's holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the stockholder's tax bracket. The Internal Revenue Service has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate stockholders) to a portion of capital gain realized by a noncorporate stockholder on the sale of REIT shares that would correspond to the REIT's "unrecaptured Section 1250 gain." Stockholders are urged to consult with their own tax advisors with respect to their capital gain tax liability. A corporate U.S. stockholder will be subject to tax at a maximum rate of 35% on capital gain from the sale of our company's shares held for more than 12 months. In general, any loss recognized by a U.S. stockholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. stockholder from us that were required to be treated as long-term capital gains.

  Taxation of Tax-Exempt Stockholders

        Provided that a tax-exempt stockholder has not held its common stock as "debt financed property" within the meaning of the Internal Revenue Code, the dividend income from our company will not be unrelated business taxable income, referred to as UBTI, to a tax-exempt stockholder. Similarly, income from the sale of shares will not constitute UBTI unless the tax-exempt stockholder has held its shares as debt financed property within the meaning of the Internal Revenue Code or has used the shares in a trade or business.

        However, for tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our company will constitute UBTI unless the organization properly sets aside or reserves such amounts for purposes specified in the Internal Revenue Code. These tax-exempt stockholders should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" are treated as UBTI if received by any trust which is described in Section 401(a) of the Internal Revenue Code, is tax-exempt under Section 501(a) of the Internal Revenue Code and holds more than 10%, by value, of the interests in the REIT.

        Tax-exempt pension funds that are described in Section 401(a) of the Internal Revenue Code are referred to below as "pension trusts."

        A REIT is a pension held REIT if it meets the following two tests:

  (1)
  it qualified as a REIT only by reason of Section 856(h)(3) of the Internal Revenue Code, which provides that stock owned by pension trusts will be treated, for purposes of determining if the REIT is closely held, as owned by the beneficiaries of the trust rather than by the trust itself; and

  (2)
  either (a) at least one pension trust holds more than 25% of the value of the REIT's stock, or (b) a group of pension trusts each individually holding more than 10% of the value of the REIT's shares, collectively owns more than 50% of the value of the REIT's shares.

        The percentage of any REIT dividend treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held requirement" without relying upon the "look-through" exception with respect to pension trusts. Based on both our current share ownership and the limitations on transfer and ownership of shares contained in our charter, we do not expect to be classified as a pension held REIT.

  U.S. Taxation of Non-U.S. Stockholders

        Distributions by AvalonBay.    Distributions by AvalonBay to a non-U.S. stockholder that are neither attributable to gain from sales or exchanges by us of "U.S. real property interests" nor designated by us as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. These distributions ordinarily will be subject to withholding of U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-U.S. stockholder of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs. Applicable certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are effectively connected with a trade or business will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in the same manner as U.S. stockholders are taxed with respect to these dividends, and are generally not subject to withholding. Any dividends received by a corporate non-U.S. stockholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate.

        Distributions in excess of our current and accumulated earnings and profits that exceed the non-U.S. stockholder's basis in its common stock will be taxable to a non-U.S. stockholder as gain from the sale of common stock, which is discussed below. Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-U.S. stockholder in its common stock will reduce the non-U.S. stockholder's adjusted basis in its common stock and will not be subject to U.S. federal income tax, but will be subject to U.S. withholding tax as described below.

        We expect to withhold U.S. income tax at the rate of 30% on any dividend distributions (including distributions that later may be determined to have been in excess of current and accumulated earnings and profits) made to a non-U.S. stockholder unless:

  (1)
  a lower treaty rate applies and the non-U.S. stockholder files an Internal Revenue Service Form W-8BEN evidencing eligibility for that reduced treaty rate with us; or

  (2)
  the non-U.S. stockholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is income effectively connected with non-U.S. stockholder's trade or business.

        We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies and the non-U.S. stockholder is not liable for tax on the receipt of that distribution. However, a non-U.S. stockholder may seek a refund of these amounts from the Internal Revenue Service if the non-U.S. stockholder's U.S. tax liability with respect to the distribution is less than the amount withheld.

        Distributions to a non-U.S. stockholder that are designated by us at the time of the distribution as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation unless:

  (1)
  the investment in the common stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a stockholder that is a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or

  (2)
  the non-U.S. stockholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Under the Foreign Investment in Real Property Tax Act, which is referred to as "FIRPTA," distributions to a non-U.S. stockholder that are attributable to gain from sales or exchanges by us of U.S. real property interests, whether or not designated as a capital gain dividend, will cause the non-U.S. stockholder to be treated as recognizing gain that is income effectively connected with a U.S. trade or business. Non-U.S. stockholders will be taxed on this gain at the same rates applicable to U.S. stockholders, subject to a special alternative minimum tax in the case of nonresident alien individuals. Also, this gain may be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation.

        We will be required to withhold and remit to the Internal Revenue Service 35% of any distributions to foreign stockholders that are designated as capital gain dividends, or, if greater, 35% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder's United States federal income tax liability. A non-U.S. stockholder whose U.S. federal income tax liability under FIRPTA exceeds amounts withheld by us will be required to file a U.S. federal income tax return for the taxable year.

        Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, the non-U.S. stockholders would be able to offset as a credit against their United States federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains, and to receive from the Internal Revenue Service a refund to the extent their proportionate share of this tax paid by our company exceeds their actual United States federal income tax liability.

        Sale of Common Stock.    Gain recognized by a non-U.S. stockholder upon the sale or exchange of AvalonBay common stock generally would not be subject to United States taxation unless:

  (1)
  the investment in our company's common stock is effectively connected with the non-U.S. stockholder's U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as domestic stockholders with respect to any gain;

  (2)
  the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's net capital gains for the taxable year; or

  (3)
  our common stock constitutes a U.S. real property interest within the meaning of FIRPTA, as described below.

        Our common stock will not constitute a U.S. real property interest if we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our stock is held directly or indirectly by non-U.S. stockholders.

        We believe that, currently, we are a domestically controlled REIT and, therefore, that the sale of our common stock would not be subject to taxation under FIRPTA. Because our company's common stock is publicly traded, however, we cannot guarantee that we are or will continue to be a domestically controlled REIT.

        Even if we do not qualify as a domestically controlled REIT at the time a non-U.S. stockholder sells its common stock, gain arising from the sale still would not be subject to FIRPTA tax if:

  (1)
  the class or series of stock sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

  (2)
  the selling non-U.S. stockholder owned, actually or constructively, 5% or less in value of the outstanding class or series of stock being sold throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to regular U.S. income tax with respect to any gain in the same manner as a taxable U.S. stockholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

  Information Reporting and Backup Withholding Tax Applicable to Stockholders

        U.S. Stockholders.    In general, information reporting requirements will apply to payments of distributions on AvalonBay common stock and payments of the proceeds of the sale of AvalonBay common stock to some stockholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax at the current rate of 28% if:

  (1)
  the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

  (2)
  the Internal Revenue Service notifies the payer that the TIN furnished by the payee is incorrect;

  (3)
  there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Internal Revenue Code; or

  (4)
  there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Internal Revenue Code.

        Some stockholders, including corporations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder will be allowed as a credit against the stockholder's United States federal income tax and may entitle the stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service.

        Non-U.S. Stockholders.    Generally, information reporting will apply to payments of distributions on AvalonBay common stock, and backup withholding at a current rate of 28% may apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

        The payment of the proceeds from the disposition of AvalonBay common stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. stockholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the stockholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. stockholder of AvalonBay common stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. stockholder's foreign status and has no actual knowledge to the contrary.

        Applicable Treasury regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Under these Treasury regulations, some stockholders are required to have provided new certifications with respect to payments made after December 31, 2000. Because the application of the these Treasury regulations varies depending on the stockholder's particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

  Other Tax Consequences for AvalonBay and Its Stockholders

        Our company and its stockholders may be subject to state and local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of our company and its stockholders may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

        A portion of our income is earned through several taxable REIT subsidiaries. The taxable REIT subsidiaries are subject to federal and state income tax at the full applicable corporate rates. In addition, a taxable REIT subsidiary will be limited in its ability to deduct interest payments made to us.

        To the extent that we and the taxable REIT subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to stockholders.

Registration Rights of the Selling Stockholders

        The following is a summary of the material terms and provisions of the various registration rights agreements that we entered into in connection with the acquisition of the following communities by partnerships of which we (or a wholly-owned subsidiary) are the general partner. One or more of the selling stockholders had a direct or indirect interest in each of these communities:

Avalon at Ballston-Vermont/Quincy	January 13, 1997
Avalon at Montgomery	May 31, 1999
Avalon at Woodbury	July 12, 1999
Avalon RockMeadow	May 15, 2000
Avalon ParcSquare	June 15, 2000
Avalon WildReed	July 17, 2000
Avalon Palladia	September 18, 2000
Avalon HighGrove	November 15, 2000
Avalon Wynhaven	February 15, 2001
Avalon Brandemoor	March 15, 2001
Avalon WildWood	March 15, 2001
Avalon at Grosvenor Station	December 14, 2001
Avalon at Newton Highlands	April 1, 2002

        All of the foregoing communities are presently owned by Avalon DownREIT V, L.P., Avalon Ballston II, L.P., Avalon Grosvenor, L.P. and/or Avalon Upper Falls, L.P. (with the exception of Avalon at Montgomery, Avalon at Woodbury and Avalon Palladia which were subsequently sold to third parties). The principal terms of each registration rights agreement are substantially the same. In connection with the acquisitions of the foregoing communities by the partnerships identified above, we agreed to file registration statements covering the sales by the selling stockholders of the shares of common stock that they may receive upon (i) presenting all or a portion of their units of limited partnership interest for a cash redemption by the partnership that issued such units and (ii) AvalonBay electing to acquire any units so presented for an equal number of shares of our common stock. We also agreed to use reasonable efforts to cause the SEC to declare the registration statements effective and to keep the registration statements continuously effective until: (1) in the case of shares of common stock issued in exchange for units of limited partnership interest in Avalon Ballston II, L.P., the earlier of (a) one year following the date that all such units have been exchanged or redeemed or (b) January 13, 2008; (2) in the case of shares of common stock issued in exchange for units of limited partnership interest in Avalon DownREIT V, L.P., the earlier of (a) the date on which the selling stockholders no longer hold any such units or shares of common stock issued in exchange for such units or (b) the date on which all shares held by those selling stockholders are eligible for sale under

Rule 144 of the Securities Act of 1933; (3) in the case of shares of common stock issued in exchange for units of limited partnership interest in Avalon Grosvenor, L.P., the earlier of (a) the date on which the selling stockholders no longer hold any shares of common stock issued in exchange for such units or (b) the date on which all shares held by those selling stockholders are eligible for sale under Rule 144 of the Securities Act of 1933; and (4) in the case of shares of common stock issued in exchange for units of limited partnership interest in Avalon Upper Falls, L.P., the date on which the selling stockholders no longer hold any such units. The registration rights agreements allow us to suspend use of this prospectus in some circumstances.

        The registration rights agreements require that we bear expenses of registering the sale of the shares of common stock with the exception of underwriting or brokerage commissions and fees, taxes of any kind and any legal, accounting and other expenses incurred by the selling stockholders. In general, we also agreed to indemnify the selling stockholders, and the selling stockholders have agreed to indemnify us, against specified liabilities as discussed below under "Plan of Distribution."

The Selling Stockholders

        The following table sets forth the number of shares of common stock and units of limited partnership interest in Avalon DownREIT V, L.P., Avalon Ballston II, L.P., Avalon Grosvenor, L.P. and/or Avalon Upper Falls, L.P. beneficially owned by the selling stockholders as of June 11, 2003 and the total number of shares of common stock that the selling stockholders will beneficially own upon completion of this offering.

        Under the terms of the partnership agreements, holders of units of limited partnership interest have the right to present units to the applicable partnership for redemption for cash. We have the right to acquire any units so presented in exchange for an equal number of shares of common stock. This table assumes that all units are presented for redemption and exchanged for shares of common stock, and that the selling stockholders offer for sale all of those shares of common stock.

        The shares of common stock offered by this prospectus may be offered from time to time by the selling stockholders named below, or by any of their pledgees, donees, transferees or other successors in interest. The amounts set forth below are based upon information provided to us by the selling stockholders or their representatives as of recent dates, or our records, and are accurate to the best of our knowledge. It is possible, however, that the selling stockholders may acquire or dispose of additional shares of common stock or units from time to time after the date of this prospectus.

Name	Shares of Common Stock Beneficially Owned as of June 11, 2003(1)	Units of Limited Partnership Interest Beneficially Owned as of June 11, 2003(2)		Shares of Common Stock Registered Under this Registered Statement(3)		Shares of Common Stock and Units of Limited Partnership to be Beneficially Owned After Offering(4)
Avalon Ballston II, L.P.
Awbrey's Road II Associates L.P.	0	3,980		3,980		0
Ballston Place Associates L.P.	0	5,941		5,941		0
Quincy Station Apartments L.P.	0	9,494		9,494		0
Avalon DownREIT V, L.P.
CFP Residential, L.P.	0	35,992		3,913		32,079
Brian K. Cranor	0	14,999		6,390		8,609
David J. Elwell	0	5,073		1,273		3,800
David J. Hubbard	0	67,794	(5)	29,160	(5)	38,634
Leonard W. Wood Family, L.P.	0	9,986		9,986		0
Randy J. Pace	48,727	21,802		3,953		66,576
John R. Patterson	0	173		38		135
James C. Potts	0	172		38		134
J. Darryl Reyna	153	1,354		304		1,203
J. Ronald Terwilliger	0	185,288		29,491		155,797
James E. Thomas, Jr.	0	6,422		3,984		2,438
Leonard W. Wood	0	15,588		455		15,133
Clyde P. Holland, Jr.	0	738		738		0
Kevin E. Andrade	0	8,329		117		8,212
Clifford A. Breining	0	51		51		0
Donald W. White	0	51		51		0
Michael Collings	0	25		25		0
Douglas L. Daley	0	25		25		0
Scott Matthews	0	11		11		0

Avalon Grosvenor, L.P.
Jonathan K. Gewirz	0	38,541		38,541		0
Steven B. Gewirz	0	77,082		77,082		0
Michael K. Gewirz	0	77,082		77,082		0
Mark Alexander	0	12,847		12,847		0
Elizabeth Alexander	0	12,847		12,847		0
Mr. and Mrs. Clifford Alexander	0	12,847		12,847		0
Potomac Investment Properties, Inc.	0	25,694		25,694		0
Avalon Upper Falls, L.P.
Joseph L. Barry Jr.	0	34,252		34,252		0
Dennis E. Barry	0	34,252		34,252		0
Henry R. Maniace	0	34,252	(6)	34,252	(6)	0

TOTALS	48,880	752,984		469,114		332,750

(1)
Does not include common stock that may be issued in exchange for units of limited partnership. As of June 11, 2003, none of the selling stockholders held options to purchase shares of common stock that were exercisable within 60 days.

(2)
Includes all units of limited partnership that may be acquired by the Company for an equal number of shares of common stock if and when such units are presented to the issuing partnership for a cash redemption in accordance with the terms of the applicable partnership agreement. Does not include fractional units which will be redeemed for cash upon presentation. The number of units of limited partnership interest of Avalon Ballston II, L.P. and a portion of the number of units of limited partnership interest of Avalon DownREIT V, L.P. have been adjusted in connection with the merger of Avalon Properties, Inc. with and into Bay Apartment Communities, Inc. by multiplying the number of units owned by each selling stockholder immediately prior to the merger by 0.7683. The number of units indicated as being owned by the following partners of Avalon DownREIT V, L.P. includes the following number of units that they own in Bay Pacific Northwest, L.P.: Kevin Andrade (8,212 units), CFP Residential, L.P. (32,079 units), Randy J. Pace (7,575 units) and J. Ronald Terwilliger (79,035 units). The resale of the shares that may be issued in exchange for these units was registered pursuant to the Registration Statement on Form S-3 filed by the Company on September 16, 1999.

(3)
Reflects those shares of common stock that the Company may issue to the selling stockholders in exchange for units of limited partnership presented to Avalon Ballston II, L.P., Avalon DownREIT V, L.P., Avalon Grosvenor, L.P. and/or Avalon Upper Falls, L.P. for cash redemption in accordance with the terms of the applicable partnership agreement. Does not include an aggregate of 283,870 shares of common stock that may be issued by the Company in exchange for units of Avalon DownREIT V, L.P. and Bay Pacific Northwest, L.P. as those shares were previously registered pursuant to the Registration Statements on Form S-3 filed by the Company on October 20, 1998 and September 16, 1999, respectively.

(4)
Assumes that a number of units (equal to the number of shares being registered hereby on behalf of the selling stockholders) are presented for redemption, that we elect to exchange all units for shares of common stock, that the selling stockholders offer for sale and sell all of those shares of common stock, and that the selling stockholders do not acquire or sell any other shares of common stock.

(5)
Represents units owned by the David J. Hubbard Trust dated August 27, 2001, of which Mr. Hubbard is the Trustee. Mr. Hubbard may be deemed the beneficial owner of the shares of common stock acquired upon redemption of such units pursuant to Rule 13d-3 of the Securities Exchange Act of 1934 ("Rule 13d-3").

(6)
Represents units owned by the Henry R. Maniace Trust, of which Mr. Maniace is the Trustee. Mr. Maniace may be deemed the beneficial owner of the shares of common stock acquired upon redemption of such units pursuant to Rule 13d-3.

        In the case of each selling stockholder, the percentage of our shares of common stock that will be held by each selling stockholder after completion of this offering will be less than 1% based on 67,536,888 shares of common stock outstanding on June 30, 2003, assuming all remaining units of limited partnership interest held by the selling stockholder are presented for redemption and are exchanged for shares of common stock.

        None of the selling stockholders has held any office or position or otherwise had any material relationship with our company or our affiliates within the past three years.

Use of Proceeds

        We will not receive any of the proceeds of sales by the selling stockholders of any of their shares of common stock. We have agreed to bear the expenses of registering the sale of all of the shares of common stock, with the exception of commissions, discounts and fees of underwriters, broker-dealers or agents, taxes of any kind and any legal, accounting and other expenses incurred by the selling stockholders.

Plan of Distribution

        This prospectus relates to the possible offer and sale from time to time of up to an aggregate of 469,114 shares of common stock by the selling stockholders, or any of their pledgees, donees, transferees or other successors in interest. If the selling stockholders present units of limited partnership interest in Avalon DownREIT V, L.P., Avalon Ballston II, L.P., Avalon Grosvenor, L.P. and/or Avalon Upper Falls, L.P. for redemption, we may, at our election, acquire the units in exchange for shares of common stock in accordance with the terms of the applicable partnership agreement. We are registering the sale of the shares of common stock pursuant to our obligations under the registration rights agreements, but the registration of the sale of the shares of common stock does not necessarily mean that any of the shares of common stock will be offered or sold by the selling stockholders.

        The selling stockholders may resell or redistribute the securities listed elsewhere in this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling stockholders (including but not limited to persons who receive securities from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to "selling stockholders" in this prospectus. Selling stockholders may sell the securities by one or more of the following methods, without limitation:

  •
  block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

  •
  an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities are listed;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchases;

  •
  an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

  •
  privately negotiated transactions, directly or through agents;

  •
  short sales;

  •
  through the writing of options on the securities, whether or not the options are listed on an options exchange;

  •
  through the distribution of the securities by any selling stockholder to its partners, members or stockholders;

  •
  one or more underwritten offerings;

  •
  agreements between a broker or dealer and one or more of the selling stockholders to sell a specified number of the securities at a stipulated price per share; and

  •
  any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

        The selling stockholders may also transfer the securities by gift. We do not know of any current arrangements by the selling stockholders for the sale or distribution of any of the securities.

        The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933 rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

        From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's securities will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities

Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

        A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling stockholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

        The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        We have agreed to indemnify the selling stockholders, any person who controls a selling stockholder and, in most cases, officers, directors, agents, representatives and affiliates of the selling stockholders against specified liabilities, including liabilities arising out of or based upon a violation of the federal securities laws and/or an untrue statement of a material fact or an omission to state a material fact in the registration statement or this prospectus.

        In addition, the selling stockholders have generally agreed to indemnify us, any person who controls our company and, in most cases, our officers, directors, agents, representatives and affiliates against specified liabilities arising out of or based upon an untrue statement of a material fact or an omission to state a material fact in the registration statement or this prospectus made in reliance upon and in conformity with information furnished to us by the selling stockholders for use in the registration statement or this prospectus.

        We have agreed to pay all expenses in connection with this offering, with the exception of underwriting or brokerage commissions and fees, taxes of any kind and any legal, accounting and other expenses incurred by the selling stockholders.

        We will not receive any proceeds from sales of any securities by the selling stockholders.

        We can not assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

        We will supply the selling stockholders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act of 1933 in connection with any resale or redistribution by a selling stockholder, we will file a prospectus supplement that will, where applicable, identify:

  •
  the aggregate number of shares to be sold;

  •
  the purchase price;

  •
  the public offering price;

  •
  the names of any underwriter, agent or broker-dealer; and

  •
  any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

        If a selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, a prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

Validity of the Common Stock

        The validity of the shares of common stock offered by this prospectus and our qualification as a "real estate investment trust" under the Internal Revenue Code will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

Experts

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule at December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, as set forth in their report. Our consolidated financial statements and schedule have been incorporated by reference in the prospectus and the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

        You should rely only on the information contained in this prospectus, incorporated herein by reference or contained in a prospectus supplement. Neither we nor the selling stockholders have authorized anyone else to provide you with different or additional information. The selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, incorporated herein by reference or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

469,114 Shares of Common Stock

PROSPECTUS

July     , 2003

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated fees and expenses payable by us in connection with the issuance and distribution of the securities registered hereby:

Registration Fee	$1,646
Legal fees and expenses	$25,000
Accounting fees and expenses	$12,000
Printing and duplicating expenses	$1,000
Exchange Listing Fee	$3,625
Miscellaneous	$5,000

Total	$48,271

(1)
All amounts except the registration fee are estimated.

Item 15.    Indemnification of directors and officers.

        Subject to certain limited exceptions, AvalonBay's charter and bylaws, each as amended, limit the liability of AvalonBay's directors and officers to AvalonBay and its stockholders for money damages for any breach of any duty owed by such director or officer of AvalonBay to the fullest extent permitted by Maryland law. The Maryland General Corporation Law ("MGCL") generally permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, unless it is established that (A) the director or officer actually received an improper personal benefit in money, property or services; (B) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful; or (C) the director's or officer's act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty. However, if the proceeding was one by or in the right of AvalonBay, indemnification may not be made in respect of any proceeding in which the director or officer shall have been adjudged to be liable to AvalonBay. These provisions do not limit the ability of AvalonBay or its stockholders to obtain other relief, such as an injunction or rescission.

        Pursuant to the authority granted in AvalonBay's charter and bylaws, AvalonBay has also entered into indemnification agreements with certain of its executive officers and members of the board of directors who are not officers of AvalonBay, pursuant to which AvalonBay has agreed to indemnify them against certain liabilities incurred in connection with their service as executive officers and/or directors and has agreed to advance expenses incurred by them in certain circumstances. These provisions and contracts could reduce the legal remedies available to AvalonBay and its stockholders against these individuals. In addition, AvalonBay maintains a directors' and officers' liability insurance policy.

Item 16.    Exhibits.

*5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
*8.1	Opinion of Goodwin Procter LLP as to certain tax matters.
*23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP, Independent Accountants.
*24.1	Powers of Attorney (included on signature page of registration statement).

*
Filed herewith

Item 17.    Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2)
    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)
    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, AvalonBay Communities, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on this 28th day of July, 2003.

AVALONBAY COMMUNITIES, INC.
By:	/s/ BRYCE BLAIR Bryce Blair Chairman, Chief Executive Officer and President

        KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Bryce Blair and Thomas J. Sargeant, and each of them singly, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing appropriate and/or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ BRYCE BLAIR Bryce Blair	Chairman, Chief Executive Officer and President (Principal Executive Officer), Director	July 28, 2003
/s/ BRUCE A. CHOATE Bruce A. Choate	Director	July 28, 2003
/s/ JOHN J. HEALY, JR. John J. Healy, Jr.	Director	July 28, 2003
/s/ GILBERT M. MEYER Gilbert M. Meyer	Director	July 28, 2003

/s/ CHARLES D. PEEBLER, JR. Charles D. Peebler, Jr.	Director	July 28, 2003
/s/ LANCE R. PRIMIS Lance R. Primis	Director	July 28, 2003
/s/ ALLAN D. SCHUSTER Allan D. Schuster	Director	July 28, 2003
/s/ AMY P. WILLIAMS Amy P. Williams	Director	July 28, 2003
/s/ THOMAS J. SARGEANT Thomas J. Sargeant	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 28, 2003

EXHIBIT INDEX

*5.1	Opinion of Goodwin Procter LLP as to the legality of the securities being registered.
*8.1	Opinion of Goodwin Procter LLP as to certain tax matters.
*23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
*23.2	Consent of Ernst & Young LLP, Independent Accountants.
*24.1	Powers of Attorney (included on signature page of registration statement).

*
Filed herewith

QuickLinks

Table of Contents
About this Prospectus
Where You Can Find More Information
Prospectus Summary
Risk Factors
Forward-looking Statements
About AvalonBay Communities, Inc.
Policies with Respect to Certain Activities
Description of Common Stock
Limits on Ownership of Stock
Federal Income Tax Considerations and Consequences of Your Investment
Registration Rights of the Selling Stockholders
The Selling Stockholders
Use of Proceeds
Plan of Distribution
Validity of the Common Stock
Experts
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX